SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 11, 2019

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ZN	Nasdaq Global Market

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule.

On June 11, 2019, Zion Oil & Gas, Inc. (“Zion” or “Company”) received a letter from the Listing Qualifications Department staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive trading days prior to the date of the letter, the minimum Market Value of Listed Securities (MVLS) of $50,000,000.00 for the Company’s common stock was below the minimum MVLS required for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(b)(2)(A). The letter from Nasdaq has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market or on the trading of the Company’s common stock.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 9, 2019, to regain compliance with the minimum MVLS rule. If at any time during this 180-day period the Company’s MVLS closes at $50,000,000 or more for a minimum of 10 consecutive business days, the Staff will provide the Company with written confirmation of compliance with the minimum MVLS rule and the matter will be closed.

If the Company does not regain compliance by December 9, 2019, the Company may transfer from the Nasdaq Global Market to the Nasdaq Capital Market. To qualify for the additional compliance period, the Company would have to meet the continued listing requirement for market value of publicly held shares and all other requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement), and provide written notice to Nasdaq of its intention to cure the bid price deficiency during the additional 180-day compliance period, by effecting a reverse stock split, if necessary.

Previously, on January 8, 2019, the Company received a letter from the Listing Qualifications Department staff (the “Staff”) of the Nasdaq notifying the Company that, for the last 30 consecutive trading days prior to the date of the letter, the closing bid price for the Company’s common stock was below the $1.00 per share minimum required for continued listing on the Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 8, 2019, to regain compliance with the minimum bid price rule. Further information is available in the Company’s Current Report on Form 8-K filed with SEC on January 14, 2019.

The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on the Nasdaq Global Market or, alternatively, transferring its listing to the Nasdaq Capital Market. There can be no assurance that the Company will be successful in maintaining its listing of the common stock on The Nasdaq Global Market or successfully transferring its listing to The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 14, 2019	By:	/s/ John M. Brown
John M. Brown
Chief Executive Officer

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